SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
          ------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                        AMERIRESOURCE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)
            ---------------------------------------------------------

                               Delaware 84-1084784
                          -------------- --------------
 (State or Other Jurisdiction of incorporation) (Employer Identification Number)

                9319 Santa Fe Drive, Overland Park, Kansas 66212

                    (Address of Principal Executive Offices)

           1999 Stock Option Plan of AmeriResource Technologies, Inc.

                            (Full Title of the Plan)

         Delmar Janovec, 9319 Santa Fe Drive, Overland Park, KS 66215

            (Name, Address, Including Zip Code, of Agent for Service)

   Telephone number, including area code, of agent for service: (913) 341-2738

                                   CALCULATION OF REGISTRATION FEE

Title of                   Amount of         Proposed Max.       Proposed Max.        Amount of
Securities to be         Shares to be       Offering Price         Aggregate        Registration
Registered                 Registered          Per Share         Offering Price          Fee
-------------------    ----------------    ------------------  ------------------  ---------------

Common Stock,            100,000,000           $0.170            $1,700,000.00         $470.62
par value
$0.0001

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of October 7, 1999, a date within five business days prior to the date of filing of this registration statement.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                            Total number of pages: 7
                     Index to Exhibits is located on page: 3

                                EXPLANATORY NOTE

      This  Form S-8  Registration  Statement  is being  filed by  AmeriResource
Technologies, Inc., a Delaware Corporation (the "Company"). The Company is registering additional shares under its 1999 Stock Option Plan as filed on Form S-8 with the Securities and Exchange Commission on January 25, 1999, Commission file number C-20033. The contents of the Company's Form S-8 Registration Statement filed on January 25,1999, are hereby incorporated by reference. The Company has modified the 1999 Stock Option Plan to account for the issuance of an additional 100,000,000 shares which are being registered on this Form S-8 Registration Statement.

      Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that has reasonable grounds to believe that it meets all of the requirements for filing on From S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on October 7, 1999.


                                                AmeriResource Technologies, Inc.

                                                By:            /s/
                                                  Delmar Janovec, Chairman, CEO
                                                     and Director


                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Delmar Janovec with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated.

          /s/                                                  October 7, 1999
Delmar Janovec, Chairman, CEO and Director                         Date


          /s/                                                  October 7, 1999
Rod Clawson, Director                                          Date

                                INDEX TO EXHIBITS






Exhibit   SEC Ref. No.  Page                 Description of Exhibit
------    -----------   ----   -------------------------------------------------
   A         5, 23       4      Opinion of and Consent of Counsel with respect
                                    to the Availability of Form S-8

   B          23         7       Accountant's Consent





















                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]